Exhibit 32




          Certification of Chief Executive and Chief Financial Officers
          -------------------------------------------------------------


     The certification set forth below is being submitted in connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Michael G. Cherkasky, the Chief Executive Officer and Sandra S. Wijnberg, the Chief Financial Officer of Marsh & McLennan Companies, Inc. each certifies that, to the best of his or her knowledge:

     1. the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marsh & McLennan Companies, Inc.



Dated: March 8, 2005                             /s/ Michael G. Cherkasky
                                                 -------------------------------
                                                 Name: Michael G. Cherkasky
                                                 Chief Executive Officer



Dated: March 8, 2005                             /s/ Sandra S. Wijnberg
                                                 -------------------------------
                                                 Name: Sandra S. Wijnberg
                                                 Chief Financial Officer